Exhibit 99.1
FIRST AMENDMENT TO STANDARD INDUSTRIAL NET LEASE
This Amendment, dated July 1, 2006, is made to that Standard Industrial Net Lease by and between Sorrento Square, a California limited partnership (“Landlord”) and Halozyme, Inc. a California corporation (“Tenant”), with reference to the following facts:
RECITALS
A.	Landlord and Tenant have heretofore entered into that certain Standard Industrial Net Lease dated October 28, 2004, (the “Lease”) for the premises described as Suites 20 & 21 located at 11588 Sorrento Valley Road, San Diego, California, containing approximately 5,060 square feet.

B.	Landlord and Tenant desire to expand the Premises to add Suites 18 & 19, located at 11588 Sorrento Valley Road, San Diego, California, containing approximately 5,060 square feet.

C.	Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

D.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
AMENDMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of this is hereby acknowledged, the Lease is hereby amended as follows:
1.	Extension of Lease Term.

The Lease Term is hereby extended through December 31, 2007.

2.	Revision and Expansion of Premises.
               (a) Commencing on August 1, 2006, (the “Expansion Date”), the Premises demised by the Lease shall be expanded to include Suites 18 & 19 of the Building (The “Expansion Premises”), which contains approximately 5,060 square feet.
               (b) On and after the Expansion Date, all references in the Lease and this Amendment to the “Premises” shall be a collective reference to the Initial Premises Lease and The Expansion Premises. As a result of such expansion, on and after August 1, 2006, the Premises will encompass Suites 18, 19, 20 & 21 of the Building, and will contain approximately 10,120 rentable square feet.
               (c) On the Expansion Date Landlord shall deliver and Tenant shall accept the Expansion Premises broom clean, free of debris and otherwise in its now current state of repair and level of improvements. By taking possession of the Expansion Premises, Tenant acknowledges that it has examined the Expansion Premises and accepts the condition thereof. All of the terms and conditions of Article 12 of the Lease shall be deemed to apply to the Expansion Premises as of August 1, 2006.
2.	Minimum Monthly Rent. Minimum Monthly Rent shall be as follows:

	Rent for Suites 20 &	Rent for Suites
Lease Term	21	18 & 19	Total
07/01/06-07/31/06	$8,209.76 per month	$ — per month	$8,209.76 per month
08/01/06-06/30/07	$8,209.76 per month	$10,410.40 per month	$18,620.16 per month
07/01/07-12/31/07	$8,538.15 per month	$10,826.82 per month	$19,364.97 per month

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First Amendment to Standard Industrial Net Lease

3. Tenant Improvement Allowance.
3.1 Tenant Improvement Allowance. Tenant shall receive from Landlord a one-time tenant improvement allowance of up to Eighty-three Thousand Five Hundred Dollars ($83,500) (the “Allowance”) for the costs related to the design and construction of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements in a total amount that exceeds the Allowance. If Tenant does not request any portion of the allowance by December 31, 2006, then such non requested portion of the Allowance shall expire and Landlord shall have no obligation to further supply the Allowance.
3.2 Allowance Items. Except as otherwise set forth in this Amendment, the Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Allowance Items”):
     (a) Payment of the fees of the “Architect” and the “Engineers,” as defined in Section 3.4 of this Amendment and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as defined in Section 3.4 of this Amendment;
     (b) The payment of plan check, building permit and license fees related to construction of the Tenant Improvements;
     (c) The cost of constructing the Tenant Improvements, including, without limitation, materials, labor, overhead, testing and inspection costs, freight elevator usage, utility usage, parking charges and trash removal costs, and contractors’ fees and general conditions;
     (d) The cost of any changes in the Premises or the Building when such changes are required by the Construction Drawings;
     (e) The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building code (“Code”);
     (f) Sales and use taxes;
     (g) Title 24 fees;
     (h) The amounts payable to Tenant’s Construction Agents; and
     (i) All other costs reasonably expended by Tenant in connection with the construction of the Tenant Improvements.
3.3 Disbursement of Allowance. During the construction of the Tenant Improvements, no more frequently than monthly, Landlord shall make disbursements of the Allowance for Allowance Items and/or shall authorize the release of monies as follows:
     (a) Periodic Disbursements. To obtain a disbursement of the Allowance, Tenant shall deliver to Landlord: (i) a request for payment of “Allowance Items,” defined in Section 3.2 of this Amendment, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, (ii) invoices from all of “Tenant’s Construction Agents,” as defined in Section 3.5(b) of this Amendment, for labor rendered and materials delivered to the Premises, (iii) executed mechanic’s lien releases from all of Tenant’s Construction Agents; and (iv) all other information reasonable requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall deliver a check to Tenant in Payment of the lesser of : (A) the amounts so requested by Tenant, as set forth in this Section, less a ten percent (10%) retention (the aggregate amount of such retentions shall collectively referred to herein as the “Final Retention”), and (B) the balance of any remaining available portion of the Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings (defined in Section 3.4(d) below), or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or

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acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
     (b) Final Retention. Subject to the provisions of this Amendment, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases, (ii) Landlord has reasonably determined that no substandard work exists that adversely affects the mechanical, electrical, plumbing, heating, ventilation, and air conditioning, life-safety or other systems of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.
     (c) Other Terms. Landlord shall only be obligated to make disbursements from the Allowance to the extend costs incurred by Tenant for Allowance Items.
3.4 Construction Drawings.
     (a) Selection of Drawings. If appropriate, Tenant shall retain architects (the “Architects”) and engineering consultants (the “Engineers”) approved by Landlord to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be referred to collectively herein as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably approved by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in Section of the Lease shall specifically apply to the Construction Drawings.
     (b) Final Working Drawings. After the Construction Drawings have been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, BTU calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as defined below) in the manner as set forth below. Upon the approval of the Construction Drawings by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form that is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlords’ approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

Halozyme, Inc.
First Amendment to Standard Industrial Net Lease

     (c) Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the City of San Diego and other governmental agencies having jurisdiction for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate in good faith with Tenant executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.
3.5 Tenants Selection of Contractors.
     (a) The Contractor. A licensed general contractor (“Contractor”) selected by Tenant and approved by Landlord, which shall not be unreasonably withheld, conditioned, or delayed, shall be retained by Tenant to construct the Tenant Improvements.
     (b) Tenant’s Construction Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (collectively, “Tenant’s Construction Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The term “Tenant’s Construction Agents” shall include Contractor. If Landlord does not approve any proposed Tenant’s Construction Agents, Tenant shall submit other proposed Tenant’s Construction Agents for Landlord’s written approval. Notwithstanding the foregoing, Tenant shall retain subcontractors designated by Landlord in connection with any structural, roof, mechanical, electrical, plumbing or heating, air-conditioning or ventilation work to be performed in the Premises.
3.6 Construction of Tenant Improvements by Tenant’s Construction Agents.
     (a) General Construction Contract; Cost Budget. Prior to Tenant’s execution of the general construction contract and general conditions with Contractor (the “General Contract”), Tenant shall submit the General Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or that have been incurred, in connection with the design and construction of the Tenant Improvements, which costs form a basis for the amount of the General Contract (the “Final Costs”).
     (b) Landlord’s General Conditions. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed substantially in accordance with the Approved Working Drawings, (ii) Tenant’s Construction Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor, and Contactor shall, within five (5) business days of receipt thereof, inform Tenant’s Construction Agents of any changes that are necessary thereto, and Tenant’s Construction Agents shall adhere to such corrected schedule, and (iii) Tenant shall abide by all reasonable rules made by Landlord with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Addendum, including, without limitation, the construction of the Tenant Improvements.
     (c) Indemnity. Tenant’s indemnity of Landlord as set forth in Section 13 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of

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Tenant or Tenant’s Construction Agents, or anyone directly or indirectly employed by any of them, or in connection with the Tenant Improvements.
     (d) Requirements of Tenant’s Construction Agents. Each of Tenant’s Construction Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Construction Agents shall be responsible for the replacement or repair, without additional charge, or all work done or furnished in accordance wit its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date of the Lease. The correction of such work shall include, without additional charge, all additional expenses and damage incurred in connection with such removal or replacement of all or any part of the Tenant Improvements and/or the Premises or the Center and/or Common Facilities. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the General Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interest may appear, and can be directly enforced by either. Tenant shall give Landlord any assignment or other assurances that may be necessary to effect such right of direct enforcement.
3.7 Insurance Requirements.
     (a) General Coverages. All of Tenant’s Construction Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant under the Lease.
     (b) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Construction Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $3,000,000 combined single limit, and in form and with companies as are required to be carried by Tenant under the other provisions of the Lease.
     (c) General Terms. Certificated for all insurance carried pursuant to this Section shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Such policies (or the certificate thereof) shall contain an undertaking by insurer to the effect that should any of the above described policies be cancelled before the expiration date thereof, the insurer affording coverage will endeavor to mail 30 days written notice to the certificate holder named therein, but failure to do so shall impose no obligation or liability of any kind. Additionally, if reasonably available, Tenant’s policy shall contain an endorsement providing that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord’s lender. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Construction Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section shall insure Landlord and Tenant, as their interest may appear, as well as Tenant’s Construction Agents. All insurance, except Worker’s Compensation, maintained

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by Tenant’s hereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form or security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.
3.8 Government Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
3.9 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements due to Tenant’s failure to substantially comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects in, deviations from the Approved Working Drawings of, and/or permitted disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that if Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilation and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or the use of the building or Center by any other occupant thereof, Landlord may take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
3.10 Meetings. During the design and construction of the Tenant Improvements, regular meetings shall occur among Landlord, Tenant, Architect, the Contractor and such of Tenant’s Construction Agents as Landlord may reasonably require regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements. If Tenant fails to arrange such meetings, Landlord shall have the right to schedule the same.
3.11 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Center is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of Mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
3.12 Miscellaneous.

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     (a) Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. Any delays encountered by Tenant in accomplishing such work or obtaining any required permits therefore shall not delay the Commencement Date or the date that Tenant becomes liable to pay rent, unless directly caused by the failure of Landlord to perform any of its obligations under the Lease.
     (b) Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default as described in Section 21 of the Lease has occurred at any time on or before the Substantial Completion of the Premises, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right until such time as such Event of Default has been cured to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises cause by such work stoppage).
4.	Coordinating Changes to the Lease.
(c)	Pro Rata Share. As of the Expansion Date, Tenant’s Pro Rata Share (Section 1.7) shall be 12.42%.

(d)	Parking Spaces. As of the Expansion Date, Tenant’s parking spaces (Section 1.10) shall be thirty (30) spaces.
5.	No Other Change. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.
IN WITNESS WHEREOF, this First Amendment to Standard Industrial Net Lease is executed as of the date first above written.

LANDLORD:

Sorrento Square, a California limited partnership

By:	CDC Financial Investors GP I, LLC, a Delaware limited liability company

	By:	CDC Financial Investors, LLC, a Delaware limited liability company, Its Manager

		By:	Collins Development Company, a California corporation, Its Manager

			By:	/s/ Bill Tribolet

			Its:	Vice President
TENANT:
Halozyme, Inc., a California corporation
By: /s/ David Ramsay
Title: Chief Financial Officer